UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2024

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214 Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 18, 2024, Quantum Computing Inc. (the “Company”) closed the previously announced registered direct offering (the “Offering”) of an aggregate of 16,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $2.50 per share, resulting in gross proceeds of $40 million, before deducting placement agent commissions and other offering expenses. The Company intends to use the net proceeds from the Offering for the repayment of debt, working capital, and general corporate purposes. Specifically, the Company intends to pay off the Secured Convertible Promissory Note, dated August 6, 2024, issued to Streeterville Capital, LLC. The Offering was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2024.

In connection with the Offering, on November 18, 2024, the Company filed with the SEC a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included in the Company’s Registration Statement on Form S-3 (File No. 333-268064), originally filed with the SEC on October 28, 2022. A copy of the legal opinion of Lucosky Brookman LLP regarding certain Delaware law matters, including the validity of the Common Stock offered, issued and sold pursuant to the Offering under the Prospectus Supplement, is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Lucosky Brookman, LLP
23.1	Consent of Lucosky Brookman, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: November 18, 2024	By:	/s/ Christopher Boehmler
Christopher Boehmler
Chief Financial Officer

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